                                  EXHIBIT 32.2

               CERTIFICATE OF CHIEF FINANCIAL OFFICER PURSUANT TO

         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003 (18 U.S.C. 1350)

     Solely for the  purposes  of  complying  with 18 U.S.C.  ss.  1350,  I, the undersigned  Chief  Financial  Officer of Sew Cal Logo,  Inc.  (the  "Company"),

hereby certify, based on my knowledge,  that the Quarterly Report on Form 10-QSB of the Company for the quarter ended May 31, 2005 (the "Report"):

     1. Fully complies with the  requirements of Section 13(a) of the Securities

Exchange Act of 1934: and

     2.  That  information  contained  in the  Report  fairly  presents,  in all material  respects,  the  financial  condition  and results of operations of the

Company.

/s/ Judy Songer

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    Judy Songer

    Chief Financial Officer

    July 15, 2005